EXHIBIT 10.8

SUMMARY OF COMPENSATION FOR
DIRECTORS AND NAMED EXECUTIVE OFFICERS
OF OHIO VALLEY BANC CORP.
Directors

All of the directors of Ohio Valley Banc Corp. ("Ohio Valley") also serve as directors of its subsidiary, The Ohio Valley Bank Company (the "Bank").  The directors of Ohio Valley are paid by the Bank for their services rendered as directors of the Bank, not Ohio Valley.  Each director of the Bank who is not an employee of Ohio Valley or any of its subsidiaries (a "Non-Employee Director") receives $750 per month for his or her services.  Each director of the Bank who is an employee of Ohio Valley or any of its subsidiaries (an "Employee Director") receives $350 per month for his or her services.  In addition, each director of the Bank receives an annual retainer of $17,000 paid in January or February of each year for services to be rendered during the year, pro-rated for time served for new or retiring members.

Each Non-Employee Director who is a member of the Executive Committee of the Bank receives $2,000 per month for his or her services.  In addition, each Non-Employee Director who is a member of the Executive Committee receives an annual retainer of $16,695 paid in January or February of each year for services to be rendered during the year as members of that committee, pro-rated for time served for new or retiring members.  Employee Directors receive no additional compensation for serving on the Executive Committee.

Brent A. Saunders, LPA received retainer fees of $20,000 for legal services to the Company and its subsidiaries during 2017, as approved by the Board of Directors in December 2016.  In December 2017, the Board of Directors of Ohio Valley approved the payment to Mr. Saunders of $21,000 in retainer fees for legal services to the Company and its subsidiaries during 2018.

The Bank maintains a life insurance policy for each director with a death benefit of two times annual director fees at time of death, reduced by 35% at age 65 and 50% at age 70, as part of the Bank's group term life insurance program.  The life insurance policies terminate upon retirement.  Messrs. Jones, Smith and Wiseman, as employees of the Bank, are excluded from this benefit under the terms of the Bank's group term life insurance program.  Each director is entitled to retirement and deferred compensation agreements, and the Bank has executed agreements with all such persons, except that Mr. Jones has elected not to participate in the deferred compensation plan.  These documents are filed as exhibits to various documents filed by Ohio Valley with the Securities and Exchange Commission, as set forth in the Exhibit Index to Ohio Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Named Executive Officers

  The following sets forth the current salaries of the executive officers of Ohio Valley named in the Summary Compensation Table in Ohio Valley's proxy statement (the "Named Executive Officers"):

Name	Current Salary

Jeffrey E. Smith	$231,082
Thomas E. Wiseman	357,757
Scott W. Shockey	184,397
Katrinka V. Hart-Harris	188,030
Larry E. Miller, II	204,976

Certain Named Executive Officers are entitled to participate in several benefit arrangements, including the Ohio Valley Banc Corp. Bonus Program, the Ohio Valley Bank Company Executive Group Life Split Dollar Plan, the Executive Deferred Compensation Plan, and a supplemental  executive retirement plan (currently only for Messrs. Smith, Wiseman and Miller).  These benefit plans are set forth in exhibits to various documents filed by Ohio Valley, as set forth in the Exhibit Index to Ohio Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and described in Ohio Valley's proxy statement for its 2018 annual meeting of shareholders.  In addition, Named Executive Officers are entitled to participate in various benefit plans available to all employees, including a Profit Sharing Retirement Plan, a 401(k) plan, an employee stock ownership plan, group term life insurance, health insurance, disability insurance and a flexible compensation/cafeteria plan, as described in Ohio Valley's proxy statement for its 2018 annual meeting of shareholders.